UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2021

VELODYNE LIDAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38703	83-1138508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5521 Hellyer Avenue
San Jose, California	95138
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (669) 275-2251

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	VLDR	The Nasdaq Stock Market LLC
Warrants, each exercisable for three-quarters of one share of common stock	VLDRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 16, 2021, Anand Gopalan delivered notice of his intent to resign as Chief Executive Officer of Velodyne Lidar, Inc. (the “Company”) and from the board of directors (the “Board”) of the Company, effective as of July 30, 2021. The resignation is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company and Dr. Gopalan have indicated their intent to enter into a consulting agreement, pursuant to which Dr. Gopalan would provide transition services following his departure. Dr. Gopalan will also receive severance benefits in connection with his resignation pursuant to his amended and restated employment agreement. A copy of Dr. Gopalan’s letter to employees relating to his resignation is attached hereto as Exhibit 99.1.

On July 18, 2021, the Board established a new “Office of the Chief Executive Officer” reporting to the Board to serve the functions of the Chief Executive Officer until such time as a new Chief Executive Officer is hired. Effective as of July 30, 2021, the Board appointed Chief Financial Officer Andrew Hamer, Chief Operating Officer Jim Barnhart, Chief People Officer Kathryn McBeath, and Chief Commercial Officer Sinclair Vass to serve in this newly created office.

Andrew Hamer. Mr. Hamer, age 57, serves as our Chief Financial Officer and Treasurer. Mr. Hamer has served as Velodyne’s Chief Financial Officer and Treasurer since July 2019. Mr. Hamer served as interim Chief Financial Officer and Treasurer from April 2019 to July 2019. Previously, from October 2017 to September 2018, Mr. Hamer served as Chief Financial Officer of Anomali, Inc., a cybersecurity company. From October 2016 to April 2017, he served as Chief Financial Officer of Sungevity, Inc., a solar electricity company. From June 2010 to February 2016, Mr. Hamer served as Chief financial officer of ON24 Inc., a provider of cloud-based webcasting and virtual communication solutions. Prior to that, Mr. Hamer was Chief Financial Officer of Keynote Systems, Inc. and he held Chief Financial Officer and Vice President of Finance and Administration positions at KnowNow, Inc., IQ Labs and Intraspect Software, Inc. Prior to 2000, Mr. Hamer served in various financial positions at Excite@Home and Sybase, Inc. Mr. Hamer holds a Master of Accountancy from Florida International University and a B.S. in Accounting from the State University of New York at Binghamton.

There are no disclosable family relationships as required by Item 401(d) of Regulation S-K between Mr. Hamer and the Company or its control persons, and there are no disclosable related person transactions between the Company and Mr. Hamer as required by Item 404(a) of Regulation S-K.

Mr. Hamer was granted: 1) a bonus of $120,000, to be paid in equal installments on October 31, 2021 and January 31, 2022; and 2) a restricted stock unit (RSU) award of 38,770 shares, vesting quarterly over two years in equal installments from July 18, 2021, subject to his continuing service with the Company through each vesting date.

James Barnhart. Mr. Barnhart, age 59, serves as our Chief Operating Officer. Mr. Barnhart has served as Velodyne’s Chief Operating Officer since March 2021. Prior to joining Velodyne, Mr. Barnhart served as Senior Vice President of Operations at Nanometrics Incorporated, a provider of process control metrology and inspection systems used primarily in the fabrication of semiconductors and other solid-state devices, from March 2018 until March 2021. From 2010 to March 2018, Mr. Barnhart served as Senior Vice President, Global Operations at Cymer LLC, a subsidiary of ASML Holding NV, a supplier of equipment for semiconductor companies. Mr. Barnhart also held various operational leadership roles with Areva Solar, Johnson & Johnson Pharmaceutical Research & Development, L.L.C. and Applied Materials, Inc. Mr. Barnhart holds an MBA from the Walter A. Haas School of Business at the University of California, Berkeley and a B.S. in Electrical Engineering from Washington State University’s College of Engineering.

There are no disclosable family relationships as required by Item 401(d) of Regulation S-K between Mr. Barnhart and the Company or its control persons, and there are no disclosable related person transactions between the Company and Mr. Barnhart as required by Item 404(a) of Regulation S-K.

Mr. Barnhart was granted: 1) a bonus of $60,000, to be paid in equal installments on October 31, 2021 and January 31, 2022; and 2) a restricted stock unit (RSU) award of 19,385 shares, vesting quarterly over two years in equal installments from July 18, 2021, subject to his continuing service with the Company through each vesting date.

Kathryn McBeath. Ms. McBeath, age 58, serves as our Chief People Officer. Ms. McBeath joined Velodyne in October 2020 and is responsible for leading Velodyne’s global HR organization. Prior to joining Velodyne, Ms. McBeath was the Senior Director, HRBP Commercial Team for Nevro Corp., a medical device company, from August 2019 to October 2020. She served as the Head of HR for Corsair Components, Inc. (now Corsair Gaming, Inc.), a computer peripherals and hardware company, from April 2012 to August 2019. From August 2010 to September 2011 Ms. McBeath was the Director of Compensation and Benefits for Intuitive Surgical, a surgical robotics company. Prior to this she held various positions at Hewlett Packard in human resources and finance. Ms. McBeath holds a Bachelor’s degree in Business Administration with a concentration in Accounting from San Jose State University. In addition, she completed an Executive Leadership program through Stanford University.

There are no disclosable family relationships as required by Item 401(d) of Regulation S-K between Ms. McBeath and the Company or its control persons, and there are no disclosable related person transactions between the Company and Ms. McBeath as required by Item 404(a) of Regulation S-K.

Ms. McBeath was granted a bonus of $60,000, to be paid in equal installments on October 31, 2021 and January 31, 2022. Ms. McBeath was also granted a restricted stock unit (RSU) award of 19,385 shares, vesting quarterly over two years in equal installments from July 18, 2021, subject to her continuing service with the Company through each vesting date.

Sinclair Vass. Mr. Vass, age 53, serves as our Chief Commercial Officer. Mr. Vass has served as Velodyne’s Chief Commercial Officer since March 2021. Mr. Vass is responsible for driving revenue growth across all the Velodyne markets and geographies. Prior to joining Velodyne, Mr. Vass was President of the Laser Optics Business Unit at Focuslight Technologies Inc., a China based manufacturer of high-performance laser and optical beam steering solutions from October 2019 to March 2021. Before his time at Focuslight, Mr. Vass served in various capacities at Viavi Solutions, a network test, measurement and assurance technology company, most recently as Vice President of Sales, Product Management & Customer Service from October 2012 to October 2019. Mr. Vass has also held senior leadership positions at JDS Uniphase, New Focus Inc., Lucent Microelectronics, Hewlett Packard and Plessey Research Inc. Mr. Vass graduated with a BSc (Hons) in Physics from the University of Edinburgh and holds an MBA from the Open University.

There are no disclosable family relationships as required by Item 401(d) of Regulation S-K between Mr. Vass and the Company or its control persons, and there are no disclosable related person transactions between the Company and Mr. Vass as required by Item 404(a) of Regulation S-K.

Mr. Vass was granted a bonus of $60,000, to be paid in equal installments on October 31, 2021 and January 31, 2022. Mr. Vass was also granted a restricted stock unit (RSU) award of 19,385 shares, vesting quarterly over two years in equal installments from July 18, 2021, subject to his continuing service with the Company through each vesting date.

Item 7.01	Regulation FD Disclosure

On July 19, 2021, the Company issued a press release regarding leadership changes, in which the Company reaffirmed its previously issued financial guidance regarding its expected revenue for the full year ending December 31, 2021, attached hereto as Exhibit 99.2.

The information in this Item 7.01 and Exhibit 99.2 attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company, whether made before or after today’s date, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits

(d)                Exhibits:

Exhibit No.	Description

99.1	Letter to Velodyne Employees distributed on July 19, 2021

99.2	Press Release dated July 19, 2021

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VELODYNE LIDAR, INC.

DATE: July 19, 2021	By:	/s/ Michael Vella
Michael Vella
General Counsel